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Exhibit 10.D

     STOCK AGREEMENT

     This Agreement dated as of December 21, 1995 ("Date of Award") by and between BESICORP GROUP INC., a New York Corporation (together with its subsidiaries, the "Corporation") and _______________________________, (the
"Grantee").

     In order to provide an incentive to the Grantee, who is an employee of the Corporation, to continue in the employ of the Corporation, the Corporation is willing to convey shares of the Corporation's common stock, par value $.10 per share (the "Common Stock"), to the Grantee on the terms and conditions set forth in this Agreement.

     In consideration of the foregoing and of the covenants set forth below, the Corporation and the Grantee agree as follows:

     1. Grant. The Corporation agrees to convey to Grantee a restricted stock award of _______________ shares of the Common Stock (the "Award Shares"), upon payment by Grantee to the Corporation of the purchase price of Seven and 00/100 ($7.00) per share, and subject to the terms and conditions set forth below.

     2. Transfer Restrictions. During the applicable Restriction Period set forth in Section 4 below, Award Shares shall not be sold, assigned, pledged or otherwise transferred, disposed of, alienated or encumbered, voluntarily or involuntarily, by the Grantee, provided that the Award Shares may be transferred by will or under the laws of descent and distribution following the Grantee's death but shall thereafter remain subject to the provisions of this Section 2 and the provisions of Section 3 below.

     For purposes of this Section 2, an involuntary sale, assignment, pledge, transfer or other disposition, alienation or encumbrance of the Award Shares shall include any of (i) the adjudication of the Grantee as a bankrupt, incompetent or insolvent by any court of competent jurisdiction, (ii) the filing by the Grantee of a voluntary petition in bankruptcy or in assignment for the benefit of creditors, (iii) an attempt to levy an execution, attachment, sequestration or other writ upon any of the Award Shares or (iv) the appointment by any court of competent jurisdiction of a receiver or trustee of all or substantially all the assets of the Grantee, and such event shall be deemed to occur in respect of all Award Shares owned by the Grantee.

     Any attempted sale, assignment, pledge, transfer, disposition, alienation or encumbrance not permitted by this Section 2 shall be void and of no effect. The Corporation shall not be required (i) to transfer on its books any Award Shares which shall have been sold, assigned, pledged, transferred, disposed of, alienated or encumbered in violation of this Section 2, or (ii) to treat as owner of such Award Shares or to accord the right to vote as such owner or to pay dividends to any person or entity to whom such Award Shares shall have been so sold, assigned, pledged, transferred, disposed of, alienated or encumbered.

     3. Forfeiture. During the applicable Restriction Period set forth in
Section 4 below, in the event that the Grantee's employment with the Corporation terminates for any reason, including but not limited to termination voluntarily, whether upon retirement or otherwise, or involuntarily, whether or not for cause, the Corporation shall have the right, exercisable in its sole discretion at any time up to and including the thirtieth (30th) day after such termination, to purchase from the Grantee all of the Award Shares at a purchase price per share equal to Seven and 00/100 Dollars ($7.00) per share (the "Purchase Price") (subject to adjustment as provided in Section 5 below), provided that the Purchase Price shall be increased as of the date of termination to provide Grantee a rate of return equal to the prime rate of interest, as published in The Wall Street Journal, as in effect as of the date hereof. The Corporation may elect to exercise the purchase right described in the immediately preceding sentence by written notice to the Grantee given during such thirty (30) day period, and the closing of such purchase shall occur at the Corporation's principal office on the tenth (10th) business day after the date of such notice.

     4. Restriction Periods. The transfer restriction and forfeiture provisions set forth in Section 2 and 3 above shall lapse on the fifth (5th) anniversary of the date of this Agreement.

     5. Merger: Adjustment of Shares and Purchase Price. Notwithstanding anything to the contrary contained in this Agreement:

       (a) Award Shares may be surrendered in a merger, consolidation or share exchange involving the Company; provided that the securities or other consideration received in exchange for

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       the Award Shares shall thereafter be subject to the restrictions and conditions set forth in this Agreement and that the Grantee shall, by accepting the securities or other consideration received in respect of or in exchange for the Award Shares, be deemed to have agreed to be bound by any shareholder agreement to which shareholders holding greater than 50% of the voting securities of the successor corporation are parties.

       (b) In the event of any change in the outstanding Common Stock resulting from a subdivision or consolidation of the Common Stock, whether through reorganization, recapitalization, share split, reverse share split, share distribution, or combination of shares, distribution of a stock dividend or otherwise, then (i) the Award Shares shall be treated in the same manner in any such transaction as other shares of Common Stock, and the term "Award Shares" shall thereafter be deemed to include any securities received in respect of or in exchange for the Award Shares, and (ii) the Board of Directors of the Corporation shall be entitled to make an adjustment to the Purchase Price described in Section 3 above which the Board, in its sole discretion, considers appropriate.

     6. Rights as Stockholder. Except as otherwise provided in this Agreement, the Grantee shall be entitled to all of the rights of a holder of Common Stock with respect to the Award Shares, including the right to vote such shares and to receive dividends and other distributions payable with respect to such shares for any record date after the Date of Award.

     7. Escrow of Award Share Certificates. Certificates for the Award Shares shall be issued in the Grantee's name, shall bear the legends set forth in
Section 10 below and, at the Corporation's option, shall be held in escrow by the Corporation until all transfer restriction and forfeiture provisions have lapsed with respect to such shares or until such shares are forfeited as provided in Section 3 above; provided, however, that such escrow shall permit the transactions contemplated by Section 5 above. A certificate or certificates representing the Award Shares as to which all transfer restriction and forfeiture provisions have lapsed shall be delivered, without the legend set forth in Section 10 (b) below, to the Grantee upon such lapse.

     8. Government Regulations. Notwithstanding anything to the contrary contained in this Agreement, the Corporation's obligation to issue or deliver certificates evidencing the Award Shares shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies, national securities exchanges or the National Association of Securities Dealers, Inc. as may then be required.

     9. Withholding Taxes. The Grantee acknowledges that he or she understands that, upon lapse of either the transfer restriction provision or the forfeiture provision, the Award Shares will become subject to tax as compensation income to the Grantee. The Corporation shall have the right to require the Grantee to remit to the Corporation, or to withhold from other amounts payable to the Grantee, as compensation or otherwise, an amount sufficient to satisfy all federal, state and local withholding tax requirements with respect to the Award Shares.

     10. Legends. Certificates for the Award Shares shall bear the following legends:

       (a) "The shares represented hereby may not be sold, transferred or otherwise disposed of, or subjected to any lien, claim or encumbrance, except in compliance with the applicable provisions of the Securities Act of 1933, as amended."

       (b) "The transfer of these shares is further restricted and subject to the terms of a certain Stock Agreement by and between the Company and the holder hereof dated as of December 21, 1995."

     11. Employment. The Grantee's right, if any, to continue in the employ of the Corporation shall not be enlarged or otherwise affected by the terms and conditions of this Agreement, and this Agreement does not constitute an agreement to continue such employment.

     12. Grantee's Representations. The Grantee hereby represents and warrants to the Corporation as follows:

       (a) The Grantee is fully aware of the business and financial status of the Corporation.

       (b) The Grantee is aware of the speculative nature of the Common Stock.

       (c) The Grantee has adequate means of providing for current needs and personal contingencies, and has no need for liquidity with respect to the Award Shares.

       (d) The Grantee is acquiring the Award Shares for investment and not with a view to the

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       sale or distribution thereof.

     13. Further Assurances. At any time and from time to time the Grantee shall, without further consideration, take such actions (including but not limited to the delivery to the Corporation of the Certificates for the Award Shares, together with stock powers duly endorsed in blank, if the Corporation elects to exercise its right to hold such certificates in escrow pursuant to
Section 7 above) and execute and deliver such documents as the Corporation may request to effectuate the purposes of this Agreement.

     14. Entire Agreement: Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter and maybe modified only by a written instrument duly executed by each party.

     15. Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing to be effective.

     16. Equitable Remedies. Since a breach by the Grantee of any of the provisions of this Agreement could not adequately be compensated by money damages, the Corporation shall be entitled, in addition to any other right or remedy available to the Corporation, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the Grantee hereby consents to the issuance of such injunction and to the ordering of specific performance.

     17. Notices. Any notice or other communication required or permitted to be given to the Grantee hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered in person against receipt, to the Grantee at the address of the Grantee last shown on the stock records of the Corporation. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof.

     18. Binding Effect. The provisions of this Agreement shall be binding upon the parties hereto and the successors and assigns of the Corporation and the assigns, heirs and personal representatives of the Grantee, and shall inure to the benefit of the Corporation and its successors and assigns. The Corporation may assign its rights and delegate its duties under this Agreement, including but not limited to the purchase right set forth in Section 3 above.

     19. Separability. If any provision of this Agreement is held to be invalid or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

     20. Governing Law: Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws. Any action, suit, or proceeding arising out of, based on, or in connection with this Agreement may be brought in any court of, or any federal court located in, the State of New York, and each party covenants and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that such party is not subject personally to the jurisdiction of such court, that such party's property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        BESICORP GROUP INC.

                                        By:____________________

                                        Title:___________________

                                        GRANTEE



                                        ________________________

                                        (Please sign above line and print name
                                        below line.)


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ACKNOWLEDGED AND ACCEPTED:

GRANTEE'S SPOUSE

_________________________

(Please sign above line and print name below line.)


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